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                                                      Filed under Rule 424(b)(3)
                                                      File No. 333-01623

SUPPLEMENT NO. 2 TO PROSPECTUS DATED MARCH 15, 1996
(AS SUPPLEMENTED MARCH 15, 1996)


                             PACCAR FINANCIAL CORP.

                           MEDIUM-TERM NOTES, SERIES H


PRINCIPAL AMOUNT:                  $45,000,000
ORIGINAL ISSUE DATE:               3/26/96
MATURITY DATE:                     3/26/97
INITIAL INTEREST RATE:             To be determined
INTEREST RATE INDEX:               1-Month Libor
SPREAD:                            Minus 9 Basis Points
INDEX SOURCE:                      Telerate
INDEX RESET FREQUENCY:             Monthly (26th of each month)
INTEREST PAYMENT PERIOD:           Monthly (26th of each month)
INTEREST PAYMENT DATES:            26th of Each Month Subject to Modified
                                   Business Day Convention
ISSUE PRICE:                       100.00%
PROCEEDS TO COMPANY:               $45,000,000
UNDERWRITERS DISCOUNT:             0.00%
DAY COUNT CONVENTION:              Actual / 360

FORM OF NOTE (CHECK ONE):          Book-Entry         [X]

                                   Certificate        [ ]

UNDERWRITER:                       Merrill Lynch & Co.


DATED:  MARCH 21, 1996


The Underwriter, Merrill Lynch & Co., has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.